                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15 (d) of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 20, 1999

                                   GENTEK INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

               001-14789                                 02-0505547
          (Commission File No.)               (IRS employer identification no.)

  Liberty Lane, Hampton, New Hampshire                      03842
(Address of principal executive offices)                 (zip code)

       Registrant's telephone number, including area code: (603) 929-2264

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     As described in the Registrant's Current Report on Form 8-K filed on September 3, 1999 (the "Initial 8-K"), on August 20, 1999, GenTek Inc. (the "Company") acquired Krone AG ("Krone"), a leading global supplier of connector technology for telecommunications and data networks, from Jenoptik AG, a major German technology group (the "Krone Acquisition"). The Company acquired Krone through Krone Holding GmbH, a wholly owned indirect subsidiary of the Company. The Company did not acquire the wireless loop business of Krone, which manufactures and sells radio telephone systems.

     This Current Report on Form 8-K/A supplements the Initial 8-K to include financial statements and pro forma financial information required by Item 7.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of the Business Acquired
         See Exhibit 1

     (b) Pro Forma Financial Information


                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


        The following unaudited pro forma balance sheet and statements of operations have been derived from our historical financial statements. The pro forma balance sheet has been prepared on the basis that the Krone Acquisition had occurred on June 30, 1999. The pro forma statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 have been prepared on the basis that the Krone Acquisition, the acquisition of Noma Industries Limited and Defiance,Inc. ("Previously Acquired Companies") and the spin-off of GenTek from The General Chemical Group, Inc. had all occurred as of the day of the period presented.

        The pro forma adjustments, as described in the notes to the pro forma balance sheet and statements of operations, are based on currently available information and certain adjustments that management believes are reasonable. This pro forma financial information is presented for informational purposes only and does not necessarily represent what our financial position or results of operations would have been if these transactions had in fact occurred on such date, or as of the beginning of such periods, and is not necessarily indicative of our financial position or results of operations for any future date or period.


                                                                      UNAUDITED PRO FORMA BALANCE SHEET

                                                                              As of June 30, 1999
                                                             --------------------------------------------------------
                                                                                                        Pro Forma for
                                                               GenTek                       Proforma       Acquired
                                                             Historical      Krone(a)      Adjustments    Companies
                                                             ----------      --------      -----------    ----------
ASSETS
Current assets:
  Cash and cash equivalents                                    $ 14,454       $  9,769        $     --   $   24,223
  Receivables, net                                              129,914         64,371              --      194,285
  Inventories                                                    65,338         46,100              --      111,438
  Deferred income taxes                                          16,378             --              --       16,378
  Other current assets                                            7,896          8,382              --       16,278
                                                             ----------      ---------       ---------   ----------
    Total current assets                                        233,980        128,622              --      362,602
Property, plant and equipment, net                              270,367         66,813              --      337,180
Goodwill, net of amortization                                   256,026             --         134,735(b)   390,761
Other assets                                                     25,704         43,029              --       68,733
                                                             ----------      ---------       ---------   ----------
    Total assets                                               $786,077       $238,464        $134,735   $1,159,276
                                                             ==========      =========       =========   ===========
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                             $ 68,738       $ 15,471        $     --    $  84,209
  Accrued liabilities                                            78,031         54,792              --      132,823
  Income taxes payable                                            7,702             --              --        7,702
  Current portion of long-term debt                               1,739         35,265              --       37,004
                                                             ----------      ---------       ---------   ----------
    Total current liabilities                                   156,210        105,528              --      261,738
Long-term debt                                                  499,563         40,618         146,117(b)   686,298
Other liabilities                                               132,296         80,936              --      213,232
                                                             ----------      ---------       ---------   ----------
    Total liabilities                                           788,069        227,082         146,117    1,161,268
Equity
  Preferred Stock, $.01 par value; authorized 10,000,000
    shares; none issued or outstanding                               --             --              --           --
  Common Stock, $.01 par value; authorized 100,000,000
    shares; issued: 12,654,489 and 16,875,252 shares at
    December 31, 1998 and June 30, 1999, respectively               168             --              --          168
  Class B Common Stock, $.01 par value; authorized
    40,000,000 shares: issued and outstanding:
    9,758,421 and 3,958,421 shares at December 31, 1998 and
    June 30, 1999, respectively                                      39             --              --           39
  Capital deficit                                                (5,605)        11,382         (11,382)(b)   (5,605)
  Accumulated other comprehensive income                             25             --              --           25
  Retained earnings                                               3,611             --              --        3,611
  Treasury stock, at cost: 1,641,166 and 15,427 shares at
    December 31, 1998 and June 30, 1999, respectively              (230)            --              --         (230)
                                                             ----------      ---------       ---------   ----------
    Total equity (deficit)                                       (1,992)        11,382         (11,382)      (1,992)
                                                             ----------      ---------       ---------   ----------
    Total liabilities and equity (deficit)                     $786,077       $238,464        $134,735   $1,159,276
                                                             ==========      =========       =========   ===========

----------

(a) See consolidated financial statements of Krone AG. Krone's balance sheet data have been converted from DM to US$ at the rate of DM1.8893=US$1.00, representing the DM/US$ exchange rate at June 30, 1999

(b) To record the acquisition of Krone. Determination of the value of the assets and liabilities of Krone is in progress. Management believes that any difference between the amount allocated to goodwill on a pro forma basis and the final amount allocated to goodwill will not have a material impact on the pro forma results of operations. The excess of the purchase price over the net book value of $134,735 for Krone is recorded as goodwill.


                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                       Year Ended December 31, 1998
                                -------------------------------------------------------------------------
                                               Previously                                     Pro Forma for
                                  GenTek        Acquired                         Proforma       Acquired
                                Historical    Companies(a)     Krone(b)         Adjustments    Companies
                                ----------    ------------     -------       ------------   ------------
Net revenues                       $443,919       $361,665       $330,051       $     --    $1,135,635
Cost of sales                       326,626        290,624        203,867          9,287(c)    830,404
Selling, general and
    administrative expense           65,572         30,692        104,804          2,000(d)    203,068
Provision for restructuring              --             --         12,144             --        12,144
                                   --------       --------       --------    -----------    ----------
     Operating profit                51,721         40,349          9,236        (11,287)       90,019
Interest expense                     14,624          3,368          4,906         42,246(e)     65,144
Interest income                       1,165             --             --             --         1,165
Other (income) expense, net             949            210           (263)            --           896
                                   --------       --------       --------    -----------    ----------
Income from continuing operations
   before income taxes and
   extraordinary item                37,313         36,771          4,593        (53,533)       25,144
Income tax provision                 (3,756)        12,277          6,479        (16,499)       (1,499)
Minority interest in income              --             --             90             --            90
                                   --------       --------       --------    -----------    ----------
Income from continuing operations  $ 41,069       $ 24,494       $ (1,977)      $(37,034)   $   26,522
                                   ========       ========       ========    ===========    ==========

----------

(a)  Includes the results of Noma and Defiance Inc.

(b) See consolidated financial statements of Krone AG. Krone's statement of operations data have been converted from DM to US$ at the rate of DM1.7591=US$1.00, representing the average daily DM/US$ exchange rate for 1998

(c)  To record incremental goodwill amortization

(d) To record estimated incremental general and administrative expenses expected to be incurred as a result of GenTek operating as a stand alone entity

(e) To record an increase in interest expense for the incurrence of additional debt to finance the acquisitions and to reflect the amortization of deferred financing costs associated with the new borrowings


                                              UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

                                                   Six Months Ended June 30, 1999
                                -------------------------------------------------------------------------
                                               Previously                                  Pro Forma for
                                  GenTek        Acquired                      Proforma       Acquired
                                Historical    Companies(a)     Krone(b)      Adjustments    Companies
                                ----------    -----------      -------       -----------    ---------
Net revenues                       $345,489        $79,442       $160,502       $     --      $585,433
Cost of sales                       258,146         64,436         97,186          3,139(c)    422,907
Selling, general and
    administrative expense           45,844          7,599         54,830            650(d)    108,923
                                   --------       --------       --------        --------      -------
     Operating profit                41,499          7,407          8,486         (3,789)       53,603
Interest expense                     12,301            637          4,018         15,616(e)     32,572
Interest income                         593            148            --              --           741
Other (income) expense, net            (250)          (206)           149             --          (307)
                                   --------       --------       --------        --------      -------
Income from continuing operations
   before income taxes and
   extraordinary item                30,041          7,124          4,319        (19,405)       22,079
Income tax provision                 12,994          2,374            (58)        (5,933)        9,377
Minority interest in income              --             --            264             --           264
                                   --------       --------       --------        --------     --------
Income from continuing operations  $ 17,047        $ 4,750       $  4,114       $(13,472)     $ 12,439
                                   ========       ========       ========        ========     ========

----------

(a) Includes the results of Noma and Defiance Inc. for all pre-acquisition periods.

(b) See consolidated financial statements of Krone AG. Krone's statement of operations data have been converted from DM to US$ at the rate of DM1.7983=US$1.00, representing the average daily DM/US$ exchange rate for the six month period ended June 30, 1999.

(c)  To record incremental goodwill amortization.

(d) To record estimated incremental general and administrative expenses expected to be incurred as a result of GenTek operating as a stand alone entity.

(e) To record an increase in interest expense for the incurrence of additional debt to finance the acquisitions and to reflect the amortization of deferred financing costs associated with the new borrowings.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of GenTek Inc. and Krone AG:

We have audited the accompanying consolidated balance sheets of Krone AG as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended (all expressed in DEM). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Germany and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Krone AG as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Germany.

Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net earnings for each of the two years in the period ended December 31, 1998 and the determination of shareholders' equity and financial position at December 31, 1998 and 1997 to the extent summarized in Note 3.



DELOITTE & TOUCHE GmbH

Berlin/Duesseldorf, Germany
October 20, 1999

KRONE AG
CONSOLIDATED STATEMENTS OF OPERATIONS
(THOUSANDS OF DEUTSCHE MARK)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                 ----------------------------------

                                                                                  NOTE         1998         1997
                                                                                 -------   -----------   ----------
Sales revenue                                                                      4          580,593      598,725

Cost of sales                                                                      5         (362,243)    (358,579)
                                                                                           ----------    ---------

GROSS PROFIT                                                                                  218,350      240,146

Research and development costs                                                                (17,144)     (17,019)
Sales costs                                                                                  (103,180)     (93,125)
General administration costs                                                                  (63,923)     (79,896)
Other operating income                                                             7           41,127       43,433
Other operating expense                                                            8          (40,486)     (19,391)
Financial results, net                                                             9           (8,631)      (9,055)
                                                                                           ----------    ---------

RESULTS FROM ORDINARY BUSINESS ACTIVITIES                                                      26,113       65,093

Extraordinary results                                                              10              --       (2,822)
Income taxes                                                                       11         (11,397)      (7,485)
Other taxes                                                                        12          (1,156)         (98)
                                                                                           ----------    ---------

NET INCOME OF CONTINUING BUSINESS BEFORE INCOME (EXPENSE)
  FROM PROFIT (LOSS) TRANSFER                                                                  13,560       54,688

Loss related to WLL division                                                       13         (34,401)     (18,840)
                                                                                           ----------    ---------
Total net income (loss) before income (expense) from profit (loss) transfer                   (20,841)      35,848
Income (expense) from profit transfer                                                          39,974      (28,354)
                                                                                           ----------    ---------

NET INCOME BEFORE (INCOME) LOSS APPLICABLE TO MINORITY SHAREHOLDERS                            19,133        7,494
Loss (income) applicable to minority shareholders                                                (159)         152
                                                                                           ----------    ---------

NET EARNINGS                                                                                   18,974        7,646
                                                                                           ==========    =========

KRONE AG
CONSOLIDATED BALANCE SHEETS
(THOUSANDS OF DEUTSCHE MARKS)

                                                                AT DECEMBER 31,
                                                      -----------------------------------
                                                        NOTE        1998          1997
                                                      --------   ----------    ----------
ASSETS
NON-CURRENT ASSETS
Intangible assets                                        14           3,063        5,092
Fixed assets                                             15         124,009      118,300
Financial asssets                                        16           5,620        4,862
                                                                 ----------   ----------
                                                                    132,692      128,254
                                                                 ----------   ----------
CURRENT ASSETS
Inventories                                              17          77,584       83,863
Accounts receivable                                      18          95,275      100,116
Receivables from affiliated companies                    18          42,527        1,280
Receivables from associated companies                    18          12,497       11,566
Other assets                                             18          17,664       42,219
Cash and cash equivalents                                19           8,716       15,629
                                                                -----------   ----------
                                                                    254,263      254,673
                                                                -----------   ----------
Prepaid expenses and deferred taxes                      20           3,335        3,696
Assets of WLL division                                   24          88,010       98,251
                                                                -----------   ----------
  TOTAL ASSETS                                                      478,300      484,874
                                                                ===========   ==========
STOCKHOLDERS' EQUITY AND LIABILITIES
STOCKHOLDERS' EQUITY                                     21
Capital stock                                                        64,400       64,400
Additional paid-in capital                                           53,453       25,100
Retained earnings                                                    15,393       33,961
Minority interest                                                     2,615        2,869
                                                                -----------   ----------
                                                                    135,861      126,330
                                                                -----------   ----------
PROVISIONS
Provisions for pensions and similar obligations           6          61,065       58,049
Other provisions                                         22          56,754       47,711
                                                                -----------   ----------
                                                                    117,819      105,760
                                                                -----------   ----------
LIABILITIES                                              23
Liabilities due to banks                                            163,158      165,382
Accounts payable                                                     30,455       31,763
Liabilities to affiliated company                                        14       16,173
Other liabilities                                                    19,440       32,930
                                                                -----------   ----------
                                                                    213,067      246,248
                                                                -----------   ----------
Customer deposits                                                       964           --
Provisions and liablities of WLL division                24          10,589        6,536
                                                                -----------   ----------
  TOTAL STOCKHOLDERS' EQUITY AND LIABILITIES                        478,300      484,874
                                                                ===========   ==========

KRONE AG
CONSOLIDATED STATEMENTS OF CASH FLOWS
(THOUSANDS OF DEUTSCHE MARKS)

                                                                      YEAR ENDED DECEMBER 31,
                                                                   --------------------------
                                                                      1998            1997
                                                                   ----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income for the year before minority interests                     19,133           7,494
Adjustments to reconcile net income to net cash
provided by (used for) operating activities:
  Shareholder subsidy                                                (26,947)             --
  Depreciation and amortization                                       36,328          37,289
  Loss (gain) on sale of non-current assets                            1,524         (15,984)
  Change in minority interest                                           (413)            (55)
  Change in pension provision                                          3,016          (5,226)
  Change in inventories                                                3,308             918
  Change in accounts receivables and other assets                     25,816         (41,072)
  Increase in deferred taxes                                          (1,007)           (505)
  Change in accounts payable and other liabilities                   (10,587)         12,491
  Change in other provisions and tax reserve                           8,286          (4,641)
  Change in other prepaid and deferred items                           2,332          (1,183)
                                                                   ---------      ----------
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                      60,789         (10,474)
                                                                   ---------      ----------
INVESTING ACTIVITIES
  Capital expenditures                                               (53,476)        (50,877)
  Proceeds from sale of non-current assets                             3,516          35,027
  Change in assets and liabilities of WLL division                   (10,261)        (54,811)
                                                                   ---------      ----------
NET CASH USED FOR INVESTING ACTIVITIES                               (60,221)        (70,661)
                                                                   ---------      ----------
FINANCING ACTIVITIES
  Capital contribution                                                28,353              --
  Shareholder subsidy                                                 23,747              --
  Profit/loss transfer to shareholder                                (39,974)         28,354
  Increase in accounts payable to affiliated companies               (18,363)        (10,784)
  Proceeds from bank loans                                            14,038          68,942
  Redemption of bank loans                                           (16,262)         (3,561)
  Shareholder subsidy regarding WLL division                           3,200              --
                                                                   ---------      ----------
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES                  (5,261)         82,951
                                                                   ---------      ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS OF
CONTINUING BUSINESS                                                   (4,693)          1,816
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS          (2,220)            210
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        15,629          13,603
                                                                   ---------      ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                               8,716          15,629
                                                                   =========      ==========

KRONE AG
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(THOUSANDS OF DEUTSCHE MARKS)

                                                   CAPITAL        ADDITIONAL        RETAINED     MINORITY       TOTAL
                                                    STOCK       PAID-IN CAPITAL     EARNINGS     INTEREST
                                                  ----------    ----------------    ----------   ---------    ---------
BALANCE AS OF JANUARY 1, 1997                        64,400              25,100        27,476       3,021      119,997
Net earnings 1997                                        --                  --         7,494          --        7,494
Loss applicable to minority shareholders                 --                  --           152        (152)          --
Goodwill deduction                                       --                  --        (3,845)         --       (3,845)
Foreign currency translation adjustment                  --                  --         2,804          --        2,804
Change in tax reserve                                    --                  --          (120)         --         (120)
                                                  ----------    ----------------    ----------   ---------    ---------
BALANCE AS OF DECEMBER 31, 1997                      64,400              25,100        33,961       2,869      126,330
                                                  ----------    ----------------    ----------   ---------    ---------

Capital contribution                                     --              28,353            --          --       28,353
Net earnings 1998                                        --                  --        19,133          --       19,133
Income applicable to minority shareholders               --                  --          (159)        159           --
Change in minority interest                              --                  --            --        (413)        (413)
Goodwill deduction                                       --                  --       (24,555)         --      (24,555)
Foreign currency translation adjustment                  --                  --       (12,230)         --      (12,230)
Change in tax reserve                                    --                  --          (757)         --         (757)
                                                  ----------    ----------------    ----------   ---------    ---------
BALANCE AS OF DECEMBER 31, 1998                      64,400              53,453        15,393       2,615      135,861
                                                  ==========    ================    ==========   =========    =========

                                    KRONE AG
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


1. BASIS OF PRESENTATION

The consolidated financial statements of KRONE AG and its subsidiaries ("KRONE") or the "Company") have been prepared in accordance with the German Commercial Code, which represents generally accepted accounting principles in Germany ("German GAAP") and comply with the significant accounting policies described in
Note 2. Generally accepted accounting principles in Germany vary in certain respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Application of U.S. GAAP would have affected the net income for each of the years in the two-year period ended December 31, 1998 and shareholders' equity as of December 31, 1998 and 1997 to the extent summarized in Note 3 to the consolidated financial statements. Unless explicitly stated otherwise, all amounts herein are shown in thousands of Deutsche Marks ("TDM").

KRONE operates in two industry segments: telecommunication networking and wireless local loop ("WLL"). On August 20, 1999 (effective July 1, 1999 for German statutory purposes), the Company was acquired by GenTek
Inc. ("GenTek"), a U.S. company. Simultaneous with the acquisition of the Company, KRONE sold the WLL division and an unrelated investment ("WLL division") to the parent of KRONE, Jenoptik AG ("Jenoptik"). For the convenience of the reader, the Company has presented the assets, liabilities, results of operations and cash flows of the WLL division separately on the face of the financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following accounting principles and valuation methods have been consistently applied for all periods presented.

CONSOLIDATION METHODS -- All material companies, in which KRONE has legal or effective control, are fully consolidated. In each year presented KRONE consolidated 28 domestic and foreign companies. Two companies, which were established in 1998 and 1997, were not consolidated, as their effect on the financial position and results of operations was not material.

All effects of intercompany transactions have been eliminated in the financial statements.

MANAGEMENT'S ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent amounts at the date of the balance sheet and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCIES -- Foreign currency receivables and payables are recorded at historical rates unless the use of the exchange rate at the balance sheet date would result in a lower receivable or a higher payable balance. This results in unrealized losses being recognized currently and unrealized gains being deferred until they are realized.

The financial statements of the Company's self-sustaining foreign subsidiaries have been translated to TDM's using the current rate method. Assets and liabilities are translated at the year-end exchange rate, revenues and expenses are translated at the average exchange rate and capital stock at historical exchange rates. Gains and losses arising from the translation of the financial statements are deferred in a "Foreign Currency Translation Adjustment" account in shareholders' equity.

REVENUE RECOGNITION -- Revenue is recognized when title passes or services are rendered, net of discounts, customer bonuses and rebates.

INTEREST COSTS -- All interest costs are charged directly to expense as incurred.

INTANGIBLE ASSETS -- Intangible assets other than goodwill are valued at acquisition cost and are amortized using the straight-line method over their respective useful lives of generally 5 years. Goodwill arising from the excess of the cost of the purchased business over the value of the net assets acquired is generally deducted from retained earnings at the date acquired.

FIXED ASSETS -- Fixed assets are carried at acquisition or manufacturing cost and subsequently reduced by scheduled depreciation charges over the assets' estimated useful lives as follows: Buildings - 30 years; technical equipment and facilities, factory and office equipment - range from 3 to 10 years. Fixed assets are depreciated using the straight-line method. In general, depreciation on additions during the first and second half of the year are calculated using full-year or half-year rates, respectively. Low value items are expensed in the year of acquisition.

FINANCIAL ASSETS -- Financial assets are valued at acquisition cost.

INVENTORY VALUATION -- Inventories are valued at acquisition or manufacturing cost, determined on an average method, or lower net realizable value. Manufacturing cost includes direct labor and applicable manufacturing overhead including appropriated depreciation. Expenditures for advertising and sales promotion are charged to expense as incurred. Provisions for obsolescence, slow moving items and changes in price levels are made to the extent that inventory risks are determinable.

RECEIVABLES AND OTHER ASSETS -- Receivables and other assets are valued at nominal value taking into account all known risks. Non-interest bearing receivables are reduced to their present value at the balance sheet date. A lump-sum allowance for doubtful accounts is deducted from the receivables in recognition of the general risk inherent in receivables.

PROVISIONS FOR PENSIONS AND SIMILAR OBLIGATIONS -- Provisions for pensions and similar obligations are actuarially determined and are based on discounted amounts using an interest rate of 6%.

OTHER PROVISIONS -- Other provisions include all recognizable risks and uncertain obligations at the balance sheet date, valued at the expected payment for such uncertainties.

LIABILITIES -- Liabilities are recorded at their repayment amounts.

INCOME TAXES -- Deferred tax assets are generally recognized for the elimination of intercompany profits. Deferred tax liabilities are only considered to the extent that such liabilities exceed consolidated deferred tax assets. Deferred tax assets regarding operating loss carryforwards are not taken into account.

PER SHARE AMOUNTS -- Per share amounts are not disclosed in the financial statements because KRONE is a nonpublic enterprise.

3. SIGNIFICANT DIFFERENCES BETWEEN GERMAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The KRONE consolidated financial statements comply with generally accepted accounting principles in Germany as prescribed by the German Commercial Code, which differ in certain significant respects from those applicable in the United States. The significant differences that affect the consolidated net income and shareholders' equity of KRONE are set out below:

(a) GOODWILL AND BUSINESS ACQUISITION

Under German GAAP, the Company deducted goodwill directly from retained earnings. Under U.S. GAAP, the difference between the purchase price and fair value of net assets acquired as part of a business combination is capitalized as goodwill and amortized over its estimated life, which may not exceed 40 years. For the purpose of the reconciliation to U.S. GAAP, goodwill is being amortized over an estimated useful life of 10 years.

(b) REVENUE RECOGNITION - SALE OF REAL ESTATE

In 1994 the Company sold a facility and leased the property back. Under German GAAP, the gain on the sale is reflected in the period in which the transaction occurred. Under U.S. GAAP, the profit on the sale is deferred and amortized using the straight-line method over the lease term.

(c) CAPITAL LEASE CONTRACTS

Under German GAAP, the Company expenses lease payments when incurred. Under U.S. GAAP, the lessee shall classify as a capital lease contracts that meet one or more of the specific criteria in Statement of Financial Accounting Standards
(SFAS) No. 13, "Accounting for Leases". Capitalization of a lease will result in the recording of an asset and an obligation at an amount equal to the present value of the minimum lease payments net of executory costs. Assets recorded under capital leases are amortized over the lesser of the estimated useful life of the asset or the lease term.

(d) IMPAIRMENT OF ASSETS

SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed", requires that an impairment loss must be measured and recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset in the period the impairment is determined.

(e) PROVISIONS, RESERVES AND VALUATION DIFFERENCES

According to German GAAP, accruals or provisions shall be recorded for uncertainties and loss contingencies. Application of German GAAP may lead to higher provisions and reserves than are allowed under U.S. GAAP. In accordance with SFAS No. 5, "Accounting for Contingencies", an accrual for a loss contingency is recorded by a charge to income if it is both probable that an asset has been impaired or a liability has been incurred and the minimum amount of loss can be reasonably estimated. Certain reserves for future losses, costs or risks do not meet the conditions for accrual under SFAS No. 5.

The adjustments to Shareholders' Equity of TDM 5,128 and TDM 4,207 would have reduced other provisions at December 31, 1998 and 1997 by TDM 3,452 and TDM 2,852, respectively, and increased inventory by TDM 637 and TDM 570 and accounts receivable by TDM 1,039 and TDM 785.

(f) UNREALIZED FOREIGN CURRENCY EXCHANGE GAINS

As allowed under German GAAP, unrealized exchange gains on receivables or payables denominated in currencies other than the functional currency are not recorded until they are realized. In accordance with SFAS No. 52, "Foreign Currency Translation", for U.S. GAAP purposes, assets and liabilities denominated in a foreign currency are recorded at period end rates with any resulting unrealized gain or loss recognized in current period income.

(g) PENSION PROVISION

KRONE provides for pension cost and similar obligations based on actuarial appraisals using the entry age normal method as defined in the German tax code. U.S. GAAP, as defined by SFAS No. 87 "Employers' Accounting for Pensions", is more prescriptive particularly as to the use of actuarial assumptions and require that a different actuarial method, the projected unit credit method, be used. The U.S. GAAP reconciliation has been prepared as if the Company has adopted SFAS No. 87 as of January 1, 1997. The Company has assumed that the total transition obligation has been fully amortized as of January 1, 1997.

(h) SHAREHOLDERS' SUBSIDY

During 1998, the Company received a shareholders' subsidy. Under German GAAP the subsidy is reflected in the Consolidated Statements of Operations for the year ended December 31, 1998 as other operating income. Under U.S. GAAP the subsidy must be accounted for as a capital contribution.

(i) PROFIT AND LOSS TRANSFER AGREEMENT

Krone AG has a profit and loss sharing agreement with Jenoptik whereby the profit or loss resulting from the operations of Krone AG on a non-consolidated basis are transferred to or reimbursed by Jenoptik. Under German GAAP, the transfer is reflected in the Consolidated Statements of Operations for the years ended December 31, 1998 and 1997. Under U.S. GAAP the transfer must be accounted for as a capital transaction.

(j) DEFERRED TAXES

Under German GAAP, deferred tax assets are generally recognized for the elimination of intercompany profits. Deferred tax liabilities are only considered to the extent that such liabilities exceed consolidated deferred tax assets. Deferred tax assets regarding operating loss carryforwards are not taken into account.

Due to the profit and loss transfer and control agreement with Jenoptik, Krone AG does not have any operating losses carried forward at December 31, 1998 and 1997 and cannot utilize losses from periods prior to this agreement. As far as the subsidiaries are concerned, no significant timing differences or losses carried forward exist at December 31, 1998 and 1997.

RECONCILIATION TO US GAAP

The following is a summary of significant adjustments to net income for the years ended December 1998 and 1997 and to shareholders' equity at December 31, 1998 and 1997, which would be required if U.S. GAAP had been applied instead of German GAAP.

                                                         NOTE        1998         1997
                                                       --------   ----------   ----------
Reconciliation of net income
Net income as reported in consolidated
  statements of operations under German GAAP(1)                      18,974        7,646
Loss related to WLL division                                         34,401       18,840
                                                                  ---------    ---------
Adjusted net income of continuing business
  under German GAAP                                                  53,375       26,486

Adjustsments required to conform with U.S. GAAP:
Goodwill and business acquisitions                       (a)           (638)        (285)
Revenue recognition - sale of real estate                (b)          8,126        8,126
Capital lease contracts                                  (c)             96           59
Impairment of assets                                     (d)           (834)           -
Provisions, reserves, valuation differences              (e)            921        1,037
Unrealized foreign currency exchange gains               (f)           (259)         302
Pensions provision                                       (g)           (543)        (380)
Shareholder subsidy                                      (h)        (23,747)           -
Profit and loss transfer agreement                       (i)        (39,974)      28,354
Deferred taxes                                           (j)              -            -
                                                                  ---------    ---------
NET INCOME (LOSS) OF CONTINUING BUSINESS IN
  ACCORDANCE WITH U.S. GAAP                                          (3,477)      63,699
                                                                  =========    =========
COMPREHENSIVE INCOME (LOSS) IN ACCORDANCE
  WITH U.S. GAAP                                                    (15,707)      66,503
                                                                  =========    =========

----------------
(1) Includes the following in operating income and expense which would be included as non-operating under U.S. GAAP:

                                                            1998         1997
                                                         ----------   ---------
     Gain on sale of fixed assets                            824       16,487
     Foreign currency transaction gains                    7,120       11,576
     Foreign currency transaction losses                  (7,481)     (11,337)
     Financial result, net                                (8,631)      (9,055)

Included in the TDM 16,487 gain on sale of fixed assets in 1997 is a TDM 15,565 gain related to the sale of fixed assets to another subsidiary of the Company's parent Jenoptik AG for TDM 25,464.

Also includes extraordinary results of TDM 2,882 in 1997 related to the sale of two subsidiaries which would not be considered an extraordinary item under U.S. GAAP and would be included in non-operating income.

                                                        NOTE        1998        1997
                                                     ----------  ----------   ---------
Reconciliation of shareholders' equity
Shareholders' equity as reported in the
consolidated balance sheet under German GAAP                       135,861      126,330

Adjustsments required to conform with
  U.S. GAAP:

Goodwill and business acquisitions                      (a)          4,396        5,034
Revenue recognition - sale of real estate               (b)        (48,752)     (56,878)
Capital lease contracts                                 (c)           (106)        (202)
Impairment of assets                                    (d)           (834)           0
Provisions, reserves, valuation difference              (e)          5,128        4,207
Unrealized foreign currency exchange gains              (f)            162          421
Pension provision                                       (g)        (10,198)      (9,655)
Deferred Taxes                                          (j)
                                                                 ---------     --------

SHAREHOLDERS' EQUITY IN ACCORDANCE WITH
  U.S. GAAP                                                         85,657       69,257
                                                                 =========     ========


4. SALES REVENUE

                                                            YEAR ENDED DECEMBER 31,
                                                             1998             1997
                                                             ----             ----
Sales revenue from:
  Telecommunication Network                                548,619          556,525
  Others                                                    31,974           42,200
                                                         --------------------------
Total sales revenue                                        580,593          598,725

                                                            YEAR ENDED DECEMBER 31,
                                                             1998             1997
                                                             ----             ----
Sales revenue by region:
  Federal Republic of Germany                              107,884          124,079
  Europe (without the Federal Republic of Germany)         233,704          247,338
  Overseas                                                 273,178          270,945
Less: WLL division                                         (34,173)         (43,637)
                                                         --------------------------
                                                           580,593          598,725

5. COST OF MATERIALS

Material cost included in cost of sales composed as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                             1998             1997
                                                             ----             ----
Cost of raw materials, supplies, and goods
  purchased for resale                                     219,450          207,607
Cost of services purchased                                  47,287           55,207
Less: WLL division                                         (35,421)         (37,797)
                                                         --------------------------
                                                           231,316          225,017


6. PERSONNEL EXPENSES/EMPLOYMENT

                                                            YEAR ENDED DECEMBER 31,
                                                             1998             1997
                                                             ----             ----
Wages and salaries                                         179,766          169,888
Social levies and expenses for pensions                     35,365           33,439
Less: WLL division                                         (15,897)         (14,079)
                                                         --------------------------
                                                           199,234          189,248
Staff numbers:
Wage earners                                                 1,371            1,337
Salaried employees                                           1,626            1,511
Less: Employees WLL division                                  (231)            (213)
                                                         --------------------------
                                                             2,766            2,635

Pension costs are actuarially determined on the basis of an assumed interest rate of 6% using the entry age actuarial cost method. Pension expenses charged to the income statement were TDM 6,747 and TDM 5,216 for 1998 and 1997, respectively. The share of additions to provisions for pensions and similar obligations at KRONE AG in the amount of TDM 3,400 and TDM 3,263 for 1998 and 1997, which reflects the discount factor of 6%, was allocated to interest expense rather than personnel expense.

7. OTHER OPERATING INCOME

Other operating income includes mainly rental and lease income, profits from foreign currency transactions, investment gains, gains from the reversal of provisions and charges to third parties and parent company.

Included in the net loss of WLL division is TDM 8,490 (1997: TDM 5,181) related to other operating income.

8. OTHER OPERATING EXPENSE

Other operating expense includes additions to provisions and allowances, foreign exchange losses, restructuring costs and provisions and charges to third parties.

Included in the net loss of WLL division is TDM 9,599 (1997: TDM 3,915) related to other operating income.

9. FINANCIAL RESULTS, NET

                                                                YEAR ENDED DECEMBER 31,
                                                                 1998             1997
                                                                 ----             ----
Income from other securities and long-term financial assets         57              117
Other interest and similar income                                1,970            2,333
Interest and similar expenses                                  (14,250)         (12,666)
Less: WLL division                                               3,592            1,161
                                                              -------------------------
                                                                (8,631)          (9,055)


10. EXTRAORDINARY RESULTS

                                                       YEAR ENDED
                                                       DECEMBER 31,
                                                          1997
                                                          ----
Extraordinary income                                      13,792
Extraordinary expense                                   (16,614)
                                                       ---------
                                                         (2,882)

The extraordinary income results from the gain on the sale of Krone Kommunikationstechnik GmbH. Extraordinary expenses are in connection with the divestment of Krone Elektronik GmbH (TDM 14,652) and unscheduled write-offs of tangible assets (TDM 1,962).

11. INCOME TAXES

                                                                YEAR ENDED DECEMBER 31,
                                                                 1998             1997
                                                                 ----             ----
Income Taxes:
  Germany                                                       (1,822)            (569)
  Foreign                                                      (10,802)         (11,182)
Deferred Taxes                                                     951            4,284
Less: WLL                                                          276              (18)
                                                              -------------------------
                                                               (11,397)          (7,485)

12. OTHER TAXES

Other taxes include mainly real estate tax and value added tax not deductible and vehicle tax.

13. LOSS RELATED TO WLL DIVISION

The results of the WLL division have been reported separately in the financial statements. Summarized results of the WLL division are as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                       1998             1997
                                                       ----             ----
Sales revenue                                         34,173           43,637
Cost of sales                                        (35,684)         (36,591)
                                                  ---------------------------
Gross profit                                          (1,511)           7,046
Research and development costs                        (9,947)          (7,683)
Sales costs                                          (16,745)         (16,591)
General administration costs                          (1,242)          (1,731)
Other operating (expense) income, net                 (1,109)           1,266
Financial results, net                                (3,592)          (1,161)
Income and other taxes                                  (255)              14
                                                  ---------------------------
Loss related to WLL division                         (34,401)         (18,840)

14. INTANGIBLE ASSETS

                                  OTHER                    ADVANCE
                                INTANGIBLES    GOODWILL    PAYMENTS       TOTAL
                                -----------    --------    --------       -----
ACQUISITION COSTS:
BALANCE AT
JANUARY 1, 1997                    10,914        4,243        129        15,286
Foreign currency
  adjustment                          116            -          -           116
Additions                           2,951            -          -         2,951
Disposals                            (705)           -       (121)         (826)
Reclassifications                       8            -         (8)            -
BALANCE AT DECEMBER
31, 1997                           13,284        4,243          -        17,527
Foreign currency
  adjustment                          (78)           -          -           (78)
Additions                           2,604            -          -         2,604
Disposals                          (2,045)      (4,243)         -        (6,288)
Reclassifications                       -            -          -             -
BALANCE AT DECEMBER
31, 1998                           13,765            -          -        13,765

                                  OTHER                    ADVANCE
                                INTANGIBLES    GOODWILL    PAYMENTS       TOTAL
                                -----------    --------    --------       -----
ACCUMULATED
  DEPRECIATION:
BALANCE AT
JANUARY 1, 1997                   8,345          1,414         -          9,759
Foreign currency
  adjustment                         96              -         -             96
Additions                         2,271            353         -          2,624
Disposals                           (44)             -         -            (44)
Reclassifications                     -              -         -              -
BALANCE AT
DECEMBER 31, 1997                10,668          1,767         -         12,435
Foreign currency
  adjustment                        (64)             -         -            (64)
Additions                         1,683              -         -          1,683
Disposals                        (1,585)        (1,767)        -         (3,352)
Reclassifications                     -              -         -              -
BALANCE AT
DECEMBER 31, 1998                10,702              -         -         10,702

NET BOOK VALUE AT
DECEMBER 31, 1997                 2,616          2,476         -          5,092
DECEMBER 31, 1998                 3,063              -         -          3,063


Other intangible assets consist of acquired EDP software, patents, industrial property rights and similar rights as well as licenses to such rights. The above figures are shown net of WLL intangible assets amounting to TDM 367 and TDM 22,600 as of December 31, 1998 and 1997, respectively.

                                                  OTHER FACTORY     PLANTS
                        LAND AND      PLANT AND     AND OFFICE       UNDER
                        BUILDINGS     MACHINERY      EQUIPMENT    CONSTRUCTION      TOTAL
                        ---------     ---------      ---------    ------------      -----
ACQUISITION COSTS:
BALANCE AT
JANUARY 1, 1997           90,009        105,003        176,864        8,283        380,159
Foreign currency
  adjustment               1,269          1,104          1,660          330          4,363
Additions                    287         10,921         23,026        9,137         43,371
Disposals                (28,446)       (14,848)       (32,502)        (285)       (76,081)
Reclassifications              3          6,480          1,688       (8,171)             -
BALANCE AT
DECEMBER 31, 1997         63,122        108,660        170,736        9,294        351,812
Foreign currency
  adjustment              (2,052)        (4,083)        (2,635)        (180)        (8,950)
Additions                    608         11,504         24,455        9,255         45,822
Disposals                   (149)        (3,105)       (10,241)        (117)       (13,612)
Reclassifications          1,372          4,933          3,266       (9,571)             -
BALANCE AT
DECEMBER 31, 1998       62,901        117,909        185,581        8,681        375,072

                                                  OTHER FACTORY     PLANTS
                        LAND AND      PLANT AND     AND OFFICE       UNDER
                        BUILDINGS     MACHINERY      EQUIPMENT    CONSTRUCTION      TOTAL
                        ---------     ---------      ---------    ------------      -----
ACCUMULATED
  DEPRECIATION:
BALANCE AT
JANUARY 1, 1997           36,944         67,647        150,373            -        254,964
Foreign currency
  adjustment                 307            419          1,063            -          1,789
Additions                  5,519         11,256         17,890            -         34,665
Disposals                (18,320)       (10,909)       (28,677)           -        (57,906)
Reclassifications              -             (1)             1            -              -
BALANCE AT
DECEMBER 31, 1997         24,450         68,412        140,650            -        233,512
Foreign currency
  adjustment                (775)        (2,701)        (1,857)           -         (5,333)
Additions                  2,910         13,020         18,615            -         34,545
Disposals                   (120)        (2,221)        (9,320)           -        (11,661)
Reclassifications              -            102           (102)           -              -
BALANCE AT
DECEMBER 31, 1998         26,465         76,612        147,986            -        251,063

NET BOOK VALUE AT
DECEMBER 31, 1997         38,672         40,248         30,086        9,294        118,300
DECEMBER 31, 1998         36,436         41,297         37,595        8,681        124,009

The above figures are shown net of WLL fixed assets amounting to TDM 6,662 and TDM 6,057 as of December 31, 1998 and 1997, respectively.

16. FINANCIAL ASSETS

                           INVESTMENTS     INVESTMENTS    INVESTMENTS
                          IN AFFILIATED        IN         IN LONG-TERM    OTHER LONG-
                            COMPANIES     PARTICIPATION    SECURITIES     TERM LOANS         TOTAL
                            ---------     -------------    ----------     ----------         -----
ACQUISITION COSTS:
BALANCE AT
JANUARY 1, 1997                 23            2,800           1,378           135            4,336
Additions                      600                -              66            45              711
Disposals                      (23)               -               -           (63)             (86)
BALANCE AT
DECEMBER 31, 1997              600            2,800           1,444           117            4,961
Additions                    1,001                -              10             -            1,011
Disposals                        -             (200)              -           (53)            (253)
BALANCE AT
DECEMBER 31, 1998            1,601            2,600           1,454            64            5,719

                           INVESTMENTS     INVESTMENTS    INVESTMENTS
                          IN AFFILIATED        IN         IN LONG-TERM    OTHER LONG-
                            COMPANIES     PARTICIPATION    SECURITIES     TERM LOANS         TOTAL
                            ---------     -------------    ----------     ----------         -----
ACCUMULATED
  DEPRECIATION:
BALANCE AT
JANUARY 1, 1997                  -                -              99             -               99
Additions                        -                -               -             -                -
Disposals                        -                -               -             -                -
BALANCE AT
DECEMBER 31, 1997                -                -              99             -               99
Additions                        -              100               -             -              100
Disposals                        -             (100)              -             -             (100)
BALANCE AT
DECEMBER 31, 1998                -                -              99             -               99

NET BOOK VALUE AT
DECEMBER 31, 1997              600            2,800           1,345           117            4,862
DECEMBER 31, 1998            1,601            2,600           1,355            64            5,620

Investments in long-term securities represent equity securities. None of the financial assets relate to the WLL division.

17. INVENTORIES

                                                          AT DECEMBER 31,
                                                       1998             1997
                                                       ----             ----
Raw materials and manufacturing supplies              46,109           48,749
Work in progress                                      38,414           42,029
Finished goods and goods purchased for resale         37,225           40,836
Payments on account                                      880            1,298
Less: advance payments received                         (592)          (1,814)
                                                   --------------------------
                                                     122,036          131,098
Less: WLL division                                   (44,452)         (47,235)
                                                   --------------------------
                                                      77,584           83,863


18. OTHER RECEIVABLES AND ASSETS

                                                                    At December 31,
                                                                    1998       1997
                                                                    ----       ----
Accounts receivable
  Of which mature after one year: TDM 90  (1997: TDM 120)          95,275    100,116
Receivable from affiliated companies
  Of which mature after one year: TDM none  (1997: TDM none)       42,527      1,280
Receivable from associated companies
  Of which mature after one year: TDM none  (1997: TDM none)       12,497     11,566
Other assets
  Of which mature after  one year: TDM 2,086 (1997: TDM 6,081)     17,664     42,219
                                                                --------------------
Total receivables                                                 167,963    155,181

The above figures are shown net of WLL other receivables and assets amounting to TDM 35,720 and TDM 21,820 as of December 31, 1998 and 1997, respectively.

At December 31, 1998, an allowance for doubtful accounts of DM 6,156 (1997:
DM 3,502) has been deducted from total receivables.

Other assets represent mainly non-trade receivables.

Under U.S. GAAP, amounts due after one year would be classified as non-current assets.

19. CASH AND CASH EQUIVALENTS

                                                          AT DECEMBER 31,
                                                       1998             1997
                                                       ----             ----
Cash                                                   8,439           15,595
Securities                                               431              569
Less: WLL division                                      (154)            (535)
                                                    -------------------------
                                                       8,716           15,629

20. PREPAID EXPENSES AND DEFERRED TAXES

                                                          AT DECEMBER 31,
                                                       1998             1997
                                                       ----             ----
Prepaid expenses                                       2,274            2,963
Loan discounts                                           106              134
Deferred Taxes                                         1,610              603
Less: WLL division                                      (655)              (4)
                                                    -------------------------
                                                       3,335            3,696

21. SHAREHOLDERS' EQUITY

KRONE AG's capital stock of TDM 64,400 during each of the two-year period ended December 31, 1998 and 1997 consisted of 992,619 ordinary shares and 295,381 preferred shares each of TDM 50 par value.

On June 30, 1998, the sole shareholder, JENOPTIK AG, contributed TDM 28,353 to capital reserves.

22. OTHER PROVISIONS

Other provisions consist of the following:

                                                         AT DECEMBER 31,
                                                       1998           1997
                                                       ----           ----
Estimated future losses on open contracts              6,363          4,936
Employee benefits and social costs                    29,127         15,395
Accrued warranty and contracts costs                   3,413          3,717
Provisions for taxes                                  11,910         11,921
All other, including restructuring costs              14,156         15,062
Less: WLL division                                    (8,215)        (3,320)
                                                    -----------------------
                                                      56,754         47,711

23. LIABILITIES


                                                                     AT DECEMBER 31,
                                                                    1998        1997
                                                                    ----        ----
Liabilities due to banks
  Of which due within one year: TDM 87,017 (1997: TDM 83,488)     163,158     165,382
    In more than 5 years: TDM 5,744 (1997: TDM 8,257)
Accounts payable
  Of which due within one year: TDM 30,455 (1997: TDM 31,763)      30,455      31,763
Liabilities to affiliated companies
  Of which due within one year: TDM 14 (1997: TDM 16,173)              14      16,173
Other liabilities
  Of which due within one year: TDM 16,126 (1997: TDM 27,113)
  Of which for taxes: TDM 6,011 (1997: TDM 6,641)
  Of which for social benefits: TDM 4,312 (1997: TDM 4,406)        19,440      32,930
                                                                 --------------------
Total liabilities                                                 213,067     246,248


All liabilities payable after more than one year would be classified as non-current under U.S. GAAP. The above figures are shown net of WLL liabilities amounting to TDM 2,171 and TDM 3,062 as of December 31, 1998 and 1997, respectively.

24. ASSETS, PROVISIONS, AND LIABILITIES OF WLL DIVISION

The assets, provisions, and liabilities of the WLL division have been reported separately in the financial statements and are composed as follows:

                                                          AT DECEMBER 31,
                                                       1998             1997
                                                       ----             ----
Assets:
Intangible assets                                        367           22,600
Fixed assets                                           6,662            6,057
Inventories                                           44,452           47,235
Receivables and prepaid expenses                      36,375           21,824
Cash                                                     154              535
                                                    -------------------------
Assets of WLL division                                88,010           98,251
Provisions and liabilities:
Provisions for pensions and similar obligations          154              154
Other provisions                                       8,215            3,320
Accounts payable and other liabilities                 2,220            3,062
                                                    -------------------------
Provisions and liabilities of WLL division            10,589            6,536

25. COMMITMENTS AND CONTINGENCIES

Other financial commitments for rent, leases and similar agreements are due as follows:

                                                         AT DECEMBER 31,
                                                       1998           1997
                                                       ----           ----
Due within one year                                   23,912         24,453
Due between 2 and 5 years                             52,108         65,058
More than 5 years                                     10,255          6,421
                                                    -----------------------
                                                      86,275         95,392

In the normal course of business, the Company has guaranteed approximately TDM 16,686 (1997: TDM 17,704) of obligations of others. In addition, the Company has sold TDM 1,390 (1997: TDM 1,471) of receivables for which the Company remains liable in the event of default by the third party.

                                      *****

KRONE AG
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(THOUSANDS OF DEUTSCHE MARK)


                                                                          SIX MONTHS ENDED JUNE 30,
                                                                                 (UNAUDITED)
                                                                    -------------------------------------
                                                                          1999                 1998
                                                                    -----------------    ----------------
Sales revenue                                                                288,630             281,651

Cost of sales                                                               (183,633)           (173,361)
                                                                    -----------------    ----------------
GROSS PROFIT                                                                 104,997             108,290

Research and development costs                                                (9,905)             (9,133)
Sales costs                                                                  (55,801)            (51,579)
General administration costs                                                 (32,895)            (34,853)
Other operating income                                                        13,065              13,128
Other operating expense                                                       (9,752)            (21,988)
Financial results, net                                                        (7,225)             (4,418)
                                                                    -----------------    ----------------
RESULTS FROM ORDINARY BUSINESS ACTIVITIES                                     (2,484)               (553)

Income taxes                                                                  (5,565)             (8,489)
                                                                    -----------------    ----------------
NET LOSS OF CONTINUING BUSINESS                                               (3,081)             (9,042)

Loss related to WLL division                                                 (82,565)            (16,845)
                                                                    -----------------    ----------------
NET LOSS BEFORE INCOME (LOSS) APPLICABLE TO MINORITY SHAREHOLDERS            (85,646)            (25,887)
Loss (income) applicable to minority shareholders                               (474)                658
                                                                    -----------------    ----------------
NET EARNINGS                                                                 (86,120)            (25,229)
                                                                    =================    ================

KRONE AG
CONDENSED CONSOLIDATED BALANCE SHEETS
(THOUSANDS OF DEUTSCHE MARK)

                                                                             AS OF JUNE 30,
                                                                               (UNAUDITED)
                                                                  -------------------------------------
                                                                        1999                1998
                                                                  -----------------    ----------------
ASSETS
NON-CURRENT ASSETS
Intangible assets                                                            2,889               6,316
Fixed assets                                                               124,140             128,583
Financial assets                                                             3,726               4,249
                                                                  -----------------    ----------------
                                                                           130,755             139,148
                                                                  -----------------    ----------------
CURRENT ASSETS
Inventories                                                                 86,735              91,965
Accounts receivable                                                        111,501              97,004
Receivables from affiliated companies                                        6,791              11,486
Receivables from associated companies                                            -              12,008
Other assets                                                                10,915              19,757
Cash and cash equivalents                                                   18,456              18,415
                                                                  -----------------    ----------------
                                                                           234,398             250,635
                                                                  -----------------    ----------------
Prepaid expenses and deferred taxes                                          4,921               3,268

Assets of WLL division                                                      64,933              96,563
                                                                  =================    ================
  TOTAL ASSETS                                                             435,007             489,614
                                                                  =================    ================
SHAREHOLDERS' EQUITY AND LIABILITIES

SHAREHOLDERS' EQUITY
Capital stock                                                               64,400              64,400
Additional paid-in capital                                                  53,453              53,453
Retained earnings                                                          (60,160)              6,642
Minority interest                                                            3,062               2,211
                                                                  -----------------    ----------------
                                                                            60,755             126,706
                                                                  -----------------    ----------------
PROVISIONS
Provisions for pensions and similar obligations                             63,632              59,005
Other provisions                                                            83,739              51,475
                                                                  -----------------    ----------------
                                                                           147,371             110,480
                                                                  -----------------    ----------------
LIABILITIES
Liabilities due to banks                                                   140,583             184,124
Accounts payable                                                            29,230              33,112
Liabilities to affiliated companies                                             77                 101
Other liabilities                                                           22,560              26,852
                                                                  -----------------    ----------------
                                                                           192,450             244,189
                                                                  -----------------    ----------------
Deferred income                                                              1,605                   -

Provisions and liabilities of WLL division                                  32,826               8,239
                                                                  =================    ================
  TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES                               435,007             489,614
                                                                  =================    ================

KRONE AG
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(THOUSANDS OF DEUTSCHE MARK)

                                                                        SIX MONTHS ENDED JUNE 30,
                                                                              (UNAUDITED)
                                                                   -------------------------------------
                                                                         1999                1998
                                                                   -----------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income for the year before minority interests                         (85,646)            (25,887)
Depreciation and amortization of non-current assets                          19,315              17,733
Changes in assets and liabilities:
  Inventories                                                                (4,959)             (8,102)
  Receivables and other assets                                               41,785              15,354
  Provisions                                                                 29,552               4,720
  Accounts payable and other operating liabilities                           (3,304)            (20,801)
                                                                   -----------------    ----------------
CASH USED FOR OPERATING ACTIVITIES                                           (3,257)            (16,983)
                                                                   -----------------    ----------------

                                                                   -----------------    ----------------
NET CASH USED FOR INVESTING ACTIVITIES                                      (11,959)            (28,627)
                                                                   -----------------    ----------------
FINANCING ACTIVITIES:
  Capital contribution                                                            -              28,353
  Change in bank liabilities                                                (22,575)             18,742
  Change in assets and liabilities of WLL division                           45,314               3,391
                                                                   -----------------    ----------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                    22,739              50,486
                                                                   -----------------    ----------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                          7,523               4,876
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                  2,217              (2,090)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                              8,716              15,629
                                                                   -----------------    ----------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                   18,456              18,415
                                                                   =================    ================

                                    KRONE AG
                      NOTES TO UNAUDITED INTERIM CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

1. PRESENTATION OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The condensed consolidated financial statements of KRONE AG and its subsidiaries ("KRONE" or the "Company") are unaudited and have been prepared in accordance with the German Commercial Code, which represents generally accepted accounting principles in Germany ("German GAAP"). Generally accepted accounting principles in Germany vary in certain respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Application of U.S. GAAP would have affected the net income for the six-month periods ended June 30, 1999 and 1998 and shareholders' equity at June 30, 1999 and June 30, 1998 to the extent summarized in Note 2 to the condensed consolidated financial statements. All amounts herein are shown in thousands of Deutsche Marks ("TDM").

KRONE operates in two industry segments: telecommunication networking and wireless local loop ("WLL"). On August 20, 1999 (effective July 1, 1999 for German statutory purposes, the Company was acquired by GenTek Inc. ("GenTek"), a U.S. company. Simultaneous with the acquisition of the Company, KRONE sold the WLL division and an unrelated investment ("WLL division") to the parent of KRONE, Jenoptik AG ("Jenoptik"). For the convenience of the reader, the Company has presented the assets, liabilities, results of operations and cash flows separately on the face of the financial statements.

The information included in the condensed consolidated financial statements is unaudited but reflects all adjustments which are, in the opinion of management, necessary for a fair statement of income for the interim periods presented. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the years ended December 31, 1998 and 1997 and the accompanying notes.

2. SIGNIFICANT DIFFERENCES BETWEEN GERMAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The KRONE unaudited condensed consolidated financial statements comply with generally accepted accounting principles in Germany as prescribed by the German Commercial Code, which differ in certain significant respects from those applicable in the United States. The principal differences that affect the consolidated net income and shareholders' equity are explained in Note 3 to the consolidated financial statements for the years ended December 31, 1998 and 1997.

RECONCILIATION TO US GAAP

The following is a summary of significant adjustments to net income for the six-month periods ended June 30, 1999 and 1998 and to shareholders' equity at June 30, 1999 and 1998, which would be required if U.S. GAAP had been applied instead of German GAAP.


                                                                                        SIX MONTHS ENDED JUNE 30,
                                                                        NOTE             1999                1998
                                                                     -----------   -----------------   -----------------
RECONCILIATION OF NET LOSS
Net loss as reported in consolidated
  statements of operations under German GAAP(1)                                             (86,120)            (25,229)
Loss related to WLL division                                                                 82,565              16,845
                                                                                   -----------------   -----------------
Adjusted net loss for continuing business
  under German GAAP                                                                          (3,555)             (8,384)

Adjustments required to conform with U.S. GAAP:
Goodwill and business acquisitions                                                             (319)               (320)
Revenue recognition - sale of real estate                                                     4,063               4,063
Capital lease contracts                                                                          11                  51
Impairment of assets                                                                            236                   -
Provisions, reserves, valuation difference                                                      349                 395
Unrealized foreign currency exchange gains                                                      906                 (74)
Pension provision                                                                                37                (433)
Deferred taxes                                                           4                    5,670                   -
                                                                                   -----------------   -----------------
NET INCOME (LOSS) FOR CONTINUING OPERATION IN
  ACCORDANCE WITH U.S. GAAP                                                                   7,398             (4,702)
                                                                                   =================   =================
COMPREHENSIVE INCOME (LOSS) IN ACCORDANCE
  WITH U.S. GAAP                                                                             17,938              (6,792)
                                                                                   =================   =================

(1) Includes the following in operating income and expense which would be included as non-operating under U.S. GAAP:

                                                                                         SIX MONTHS ENDED JUNE 30,
                                                                                          1999                1998
                                                                                   -----------------   -----------------
     Loss on sale of fixed assets                                                               (63)                (15)
     Foreign currency transaction gains                                                       5,379               4,806
     Foreign currency transaction losses                                                     (5,584)            (10,364)
     Financial result, net                                                                   (7,225)             (4,418)


                                                                                              AS OF JUNE 30,
                                                                        NOTE              1999                1998
                                                                     -----------   -----------------   -----------------
RECONCILIATION OF SHAREHOLDERS' EQUITY
Shareholders' equity as reported in the
consolidated balance sheet under German GAAP                                                 60,755             126,706

Adjustments required to conform with U.S. GAAP:
Goodwill and business acquisitions                                                            4,077               4,715
Revenue recognition - sale of real estate                                                   (44,689)            (52,815)
Capital lease contracts                                                                         (95)               (151)
Impairment of assets                                                                           (598)                  -
Provisions, reserves, valuation difference                                                    5,477               4,032
Unrealized foreign currency exchange gains                                                    1,068                 364
Pension provision                                                                           (10,161)            (10,088)
Deferred taxes                                                           4                    5,670                   -
                                                                                   -----------------   -----------------
SHAREHOLDERS' EQUITY IN ACCORDANCE WITH
  U.S. GAAP                                                                                  21,504              72,763
                                                                                   =================   =================

                                    KRONE AG
                      NOTES TO UNAUDITED INTERIM CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

3. SHAREHOLDERS' EQUITY

A reconciliation of changes in shareholders' equity follows:

                                                         CAPITAL       ADDITIONAL        RETAINED      MINORITY       TOTAL
                                                          STOCK      PAID-IN CAPITAL     EARNINGS      INTEREST
                                                        ----------  ------------------ ------------- ------------- -------------
BALANCE AS OF JANUARY 1, 1999                              64,400              53,453        15,393         2,615       135,861
Net loss for the period ended June 30, 1999                     -                   -       (85,646)            -       (85,646)
Loss applicable to minority shareholders                        -                   -          (474)          474             -
Foreign currency translation adjustment                         -                   -        10,567           (27)       10,540
                                                        ----------  ------------------ ------------- ------------- -------------
BALANCE AS OF JUNE 30, 1999                                64,400              53,453       (60,160)        3,062        60,755
                                                        ==========  ================== ============= ============= =============

4. DEFERRED TAXES

As of June 30, 1999, the Company recognized a deferred tax asset in the amount of TDM 8,417 on loss carry forwards in the amount of TDM 16,187 resulting from operating losses resulting from the six months period ending June 30, 1999. A statutory federal German tax rate of 52% was used.

The Company has tax loss carry forwards available in the amount of approximate TDM 55,073 for corporation income tax purposes and TDM 55,290 for trade tax resulting from periods prior to the Profit and Loss Transfer and Control Agreement. In connection with the acquisition of the Company's shares and the restructuring presently under way, the utilization of such losses, if any, has yet to be determined.

5. PROFIT AND LOSS TRANSFER AGREEMENT

On the Closing Date, the Profit and Loss Transfer and Control Agreement between the Seller (Jenoptik AG) and Krone AG was terminated effective for tax purposes as of January 1, 1999 and for other purposes as of the Closing Date (August 20, 1999). Accordingly, the Company is entitled to be reimbursed for all losses incurred by Krone AG on a non-consolidated basis until that date.

6. SUBSEQUENT EVENTS

During the third quarter of 1999 Krone AG adopted a restructuring program in order to further reduce its fixed costs. Approximately 200 employees will be released during the following year. The program also includes a scheduled shut down of the sleeve production in Gladbeck. In addition, a warranty risk for a specific product became evident and the closing of the production of such product at the U.S. operation was agreed during the third quarter of 1999. There will be a charge to earnings in respect of the estimated cost of the program in the second half of 1999. The Company currently estimates that the pre-tax charge will be in the range of DM 34,000.

During the third quarter of 1999, Krone AG realized additional losses totalling more than 50% of its capital stock. According to German commercial law the board of directors informed the shareholder in an extraordinary shareholders meeting. However, the Company is entitled to be reimbursed for all losses incurred until August 20, 1999 (see note 5).

     Pursuant to the requirements of the Securities Exchange of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GENTEK INC.


                                  By: /s/ Michael R. Herman
                                     -------------------------------
                                     Name:  Michael R. Herman
                                     Title: Vice President and General Counsel


Dated: November 3, 1999